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                                                                      EXHIBIT 99

                                 FORTUNE BRANDS

Powerful Brands
in
Attractive Markets


                                                                     Consistent,
                                                                    Solid Growth
                                                                    & Increasing
                                                                         Returns

Driving Change -
Focused on
Shareholder Value



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                                 FORTUNE BRANDS

                             2001
                          (millions)
--------------------------------------------------------------------------------
Net Sales                   $5,679                -1%
                                           (-3% comparable(1))
--------------------------------------------------------------------------------
Contribution(2)               $806                -8%
                                           (-4% comparable)
--------------------------------------------------------------------------------
Diluted EPS                  $2.41                +5%
   Before Gains/Charges                    (+6% comparable)
--------------------------------------------------------------------------------
EBITDA(3)                     $934                -6%
                                           (-3% comparable)
--------------------------------------------------------------------------------
Capital Expenditures          $207
--------------------------------------------------------------------------------
Dividends Paid                $148        $1.00(4) per share, +4%
--------------------------------------------------------------------------------
Free Cash Flow(5)             $311           $2.00 per share
--------------------------------------------------------------------------------
Share Purchases               $298           7.5mm, 5% shares

Percentage of 2001 Contribution(2):
Home brands (40%); Spirits & Wine brands (38%); Golf brands (16%); Office brands (6%)

Sales by Brand: MOEN - $750 Million(6); TITLEIST - $600 Million; JIM BEAM - $350 Million; ARISTOKRAFT - $350 Million; FOOTJOY - $250 Million; SCHROCK - $250 Million; MASTER LOCK - $200 Million; WATERLOO - $200 Million (net); WILSON JONES
- $200 Million; DEKUYPER - $150 Million; ACCO - $150 Million; DAY-TIMER - $150 Million; SWINGLINE - $100 Million; KENSINGTON - $100 Million.

                      POWERFUL BRANDS IN ATTRACTIVE MARKETS

Leading brands and category positions.

     --  80%+ sales from brands with #1 or #2 market positions.

     -- Home & Hardware ($2,107mm sales, 37% of total): a leader in kitchen & bath products in North America with #1 Moen faucets and #2 Aristokraft/Schrock cabinets (approx. 80% of home sales); a leader in hardware with #1 Master Lock padlocks and #1 Waterloo tool storage (primary supplier for Sears Craftsman(R) line).

     -- Spirits & Wine ($1,369mm sales, incl. $360mm excise taxes, 24% of total): leader in bourbon (Jim Beam #1 worldwide) and cordials (DeKuyper #1 U.S.), representing nearly 3/4's brand contribution (post Scotch sale); a leading premium wine brand, Geyser Peak; strong global distribution with Future Brands joint venture in U.S. (partner Vin & Sprit, makers of Absolut vodka) and Maxxium internationally (partners Vin & Sprit, Remy-Cointreau and Highland Distillers).

     -- Golf ($947mm sales, 17% of total): #1 golf equipment manufacturer; #1 in golf balls with Titleist and Pinnacle (40-45% of golf sales), #1 in golf shoes & gloves with FootJoy

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         (approx. 25% sales), #3 in golf clubs with Titleist and Cobra (approx.
         25% sales), and golf accessories (5-10% sales).

     -- Office ($1,256mm sales, 22% of total): #1 in North America with #1 Swingline staplers/punches, #2 Day-Timer paper-based organizers, #1 Kensington PC security, #1 ACCO clips, #1 Wilson Jones ring binders and #2 Apollo/Boone white boards & overhead projectors (U.S.); #1 in U.K. with Rexel staplers; #1 in Australia with #1 Marbig supplies. A leading supplier to office superstores (25-30% of office sales).

     Attractive markets, long-term growth backed by strong demographics:

     -- Home & Hardware: Aging housing stock and baby boomers, immigration, and high-return kitchen & bath projects driving market; increasing bathrooms per home.

     -- Spirits & Wine: Growth of U.S. legal-age drinkers, cocktail resurgence, and growing international demand for bourbon; faster growth of premium brands.

     -- Golf: Low single-digit growth trend in U.S. rounds of play despite flat participation (major increase in rounds as baby boomers age) -- weather a factor year to year; growing worldwide popularity of golf.

     -- Office: Fast growth of small, home and mobile offices; information age driving approx. 5-7% growth in cut-sheet paper; white collar employment also a growth driver.

                  CONSISTENT, SOLID GROWTH & INCREASING RETURNS

     Since becoming Fortune Brands in 1997, developed strong 5-year track record of solid topline & double-digit EPS growth and increasing returns.

Growth:                                            1997        1998        1999       2000        2001
     Comparable(1) Sales Growth                      5%          5%          3%         6%         -3%
     Comparable EBITA Growth                        10%         11%          5%        11%         -2%
     EPS Growth Before
         Charges/Gains                              16%         13%         11% (7)    13% (7)      6% (1)
Returns:
     ROE Before Charges/Gains                     13.4%       13.5%       15.6%      17.9%       18.2%
     Working Capital Per
         Dollar Sales                             34.1 cents  31.7 cents  31.0 cents 30.6 cents  29.6 cents
     Dividends Paid (mm)                          $142(8)     $147        $150       $148        $148
     Free Cash Flow(5) (mm)                       $146        $203        $193       $223        $311

     Superior track record driven by attractive market demographics and a consistent strategy of sustaining industry-leading innovation, marketing & supply chains and a disciplined, high-return use of strong cash flow.

     --  Key 2002 targets:

         - Comparable, top-line sales growth; $225-$250mm free cash flow and 20% ROE.

         - 20-27% diluted EPS growth (7-14% excluding 31 cents FAS 142

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           benefit) - within the analysts' $2.90-$3.05 EPS estimate range, with restructuring limited to Office.

     Long-term model for double-digit EPS growth and increasing returns:

     -- 4-6% internal sales growth, driven by 3-4% average $ market growth and share gains with strong brand investment and innovation; modest price increases.

     -- 6-7% internal EBIT growth driven by ongoing cost reduction, operating leverage and higher-margin new products (approx. 20-40 basis points increase in margin per year).

     -- Double-digit EPS growth and increasing returns, with enhanced asset management and high-return use of increasing free cash flow trend.

                  DRIVING CHANGE - FOCUSED ON SHAREHOLDER VALUE

     Progressing the strategic evolution of portfolio to drive shareholder value.

     --  Spirits & Wine: Faster Growth & Even Higher Returns.

         - Created strategic alliance with Vin & Sprit (V&S), the makers of Absolut, the fast growing #1 imported vodka in U.S. ($570mm total worldwide sales in 2000), creating a global spirits & wine distribution leader, #2 in U.S. (announced 6/01).

             - approx. 10% boost to 2002 EPS, just on distribution cost savings and $645mm proceeds (delivered 11 cents in `01 and targeting 20-25 cents in `02).

         - Successfully divested the $235mm sales (2000), low growth and return, primarily private label Scotch assets for $280mm (7 1/2 x trailing contribution).

     --  Office Products: Generated Significant Cash - Repositioning For
         Returns.

         - Fully explored strategic options, including divestiture -- with challenging industry environment, chose to aggressively reposition business (4/01).

         - approx. $200mm free cash flow after restructuring, incl. $73mm capital tax loss credit.

         - $15-20mm incremental savings in 2002 from major restructuring progress.

         -  Eliminated more than $90mm unprofitable annualized sales.

     --  Strategic Momentum in High-Return, Home & Hardware and Golf.

         - In Home, enhanced strength across distribution channels, including home centers (will more than double cabinets store count at Home Depot from 2Q02 to 1Q03).

         - In Golf, break-through innovation has earned major share gains in golf balls (Titleist Pro V1 & NXT) -- building momentum in 2002 by reanimating Pinnacle golf balls and Cobra club brands on top of Titleist clubs and FootJoy innovation.

     --  Corporate office 40% downsizing, move & transition now behind us.


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     Moving forward to drive shareholder value with strong balance sheet and cash flow - total 2001 cash generation of $1.2B+ cut debt level in half.

     -- $1.2B+: $645mm from V&S, $280mm from Scotch sale and $311 mm free cash flow.

     -- 2001 debt rations: $990 mm debt & 28% debt to total capital at year-end; approx. 65% funds flow to debt (pro forma for proceeds from V&S partnership and sale of Scotch).

     -- Long term goal to sustain "A" credit rating (approx. 35-40% funds flow to debt).

     Best investment continues to be driving highly profitable internal growth of our leading, consumer brands - key brands ad spending increasing 10+% in 2002.

     -- 20% after-tax return on operating capital far exceeds cost of capital, with highest returns in Spirits & Wine, Home & Hardware then Golf.

     -- Key goal of Office Products repositioning: achieve returns above cost of capital.

     Opportunities for high-return acquisitions and joint ventures in growing and consolidating markets, leveraging existing infrastructure.

     -- Focus on Home & Hardware, particularly kitchen and bath products, and premium spirits and wines.

     -- Potential to add to very high-return Spirits & Wine distribution joint ventures.

     -- 10 bolt-ons (1997-1999) are adding to EPS (approx. $600mm sales; approx. $500mm cost).

     -- Return focus: Buy well - target to halve multiple paid (generally 5-8x forward EBITDA) in 3-4 years with hard cost synergies and conservative revenue benefits.

     -- Returns compared with cost of capital, internal growth and share purchases.

     Share purchases are an attractive investment even at $47 1/2 stock price on March 14th, and the dividend has increased 5 years running.

     -- Repurchased 17% shares since 1999, 5% in 2001 (28.5mm and 7.5mm, respectively).

     --  Renewed 10mm total annual routine share purchase authorization (2/02).

                                     EPS Growth Rate

                  1996 - 2001(9)    2000 - 2001     Forward P/E(10)     Dividend Yield(10)
Fortune Brands        +11%              +6%             16x                 2.1%

S&P 500                +1%             -21%            23.3x                1.4%

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     Pay-for-performance culture - closely tied to creating shareholder value.

     -- Executive comp. over 60% stock-based, with approx. 30% based on EPS/ROE targets.
     -- Bolt-on acquisition "commitment" cases added to compensation plan targets.

(1) Growth excluding effect of foreign currency, excise taxes, divestiture of U.K. private label scotch business, interim sales of Absolut, the benefit of lower goodwill amortization, and one-time items, including gains as well as restructuring and nonrecurring charges. In 2001, reported an 8 cents per share net gain from one-time items.

(2) Contribution is net sales less all costs & expenses other than restructuring & other nonrecurring charges, amortization, corporate expenses, interest & related expenses, minority interests, other (income) expenses, net, and income taxes.

(3) Contribution (see above) plus depreciation minus corporate expenses and other (income) expenses, net.

(4)  Indicated annual rate.

(5) Cash flow from operations (includes working capital) minus capital expenditures and dividends, excluding unusual items such as gains and charges.

(6)  All brand sales are based on 2001 sales rounded to nearest $50 million.

(7)  Excluding benefit of lower goodwill expense.

(8)  Pro forma prior to spin-off at 80 cents indicated annual rate.

(9) Compounded annual growth rate; Fortune Brands' excludes benefit of lower goodwill expense; S&P 500 on First Call operating basis.

(10) "Forward P/E" -- 3/14/02 closing price divided by 2002 First Call EPS estimates ($2.90 - $3.05 range for Fortune Brands); "Dividend Yield" -- indicated annual dividend rate divided by 3/14/02 closing price.

This contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, challenges in the integration of acquisitions and joint ventures, as well as other risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings.

www.fortunebrands.com

3/19/02